EXHIBIT 10.8
BIOGEN IDEC INC.
2006 NON-EMPLOYEE DIRECTORS EQUITY PLAN
AMENDMENT
     The Biogen Idec Inc. 2006 Non-Employee Directors Equity Plan (“the Plan”) is hereby amended as follows:
Section 7(c) of the Plan is hereby amended by adding a new clause (iv) to read as follows:
(iv)	Notwithstanding anything to the contrary in this Plan, on the last day on which an Option is exercisable in accordance with the Plan and the terms of the Award, if the exercise price of the Option is less than the Fair Market Value of the Common Stock on that day, the stock option will be deemed to have been exercised on a net share settlement basis at the close of business on that day. As promptly as practicable thereafter, the Company will deliver to the Participant the number of shares underlying the Option less the number of shares having a Fair Market Value on the date of the deemed exercise equal to the aggregate exercise price for the Option.
Date: April 18, 2008

BIOGEN IDEC INC.
By:	/s/ Craig Eric Schneier
Craig Eric Schneier
Executive Vice President, Human Resources, Public Affairs & Communications